SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 28, 2008

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As a result of the closing of the sale (the “Sale”) of 2,150,000 shares (the “Shares”) of the common stock, without par value per share, of Commonwealth Biotechnologies, Inc. (the “Registrant”) by PharmAust Limited, an Australian limited company (“PharmAust”), to Venturepharm Laboratories Limited, a Cayman Islands company that has shares listed on the Hong Kong Stock Exchange (“Venturepharm”), the Registrant entered into the following agreements with Venturepharm. All of the following agreements were entered into by and between the Registrant and Venturepharm effective as of March 28, 2008.

Registration Rights Agreement. The Registrant entered into a Registration Rights Agreement with Venturepharm. Pursuant to this agreement, the Registrant granted Venturepharm a single demand to require the Registrant to register the Shares pursuant to the Securities Act of 1933, as amended.

Voting and Lock-Up Agreement. The Registrant entered into a Voting and Lock-Up Agreement with Venturepharm. Pursuant to this agreement, Venturepharm agreed, for six months after the closing of the Sale, to vote all of the Shares and any other shares Venturepharm may own in the Registrant in favor of all proposals requiring shareholder approval that are adopted by the Registrant’s Board of Directors. In addition, pursuant to this agreement, Venturepharm agreed that each will not offer, sell, contract to sell, or otherwise dispose of any of the Shares for a period of eighteen months following the closing of the Sale.

Ancillary Agreement. The Registrant entered into an ancillary agreement with Venturepharm. Pursuant to this agreement, Venturepharm has a right to purchase up to $3 million worth of additional shares of common stock from the Registrant, and the Registrant has the right to require Venturepharm to purchase up to $1 million worth of additional shares of common stock of the Registrant under certain circumstances. In each case, the purchase price would be paid half in cash and half in Venturepharm ordinary shares, and the purchase price will be at a 10% discount to the average closing price for the Registrant’s common stock for the 50 days prior to the exercise notice. The Registrant’s put right may be exercised at any time beginning 60 days after the closing of the Sale and concluding on the third anniversary of the Sale. The Registrant is limited in its ability to issue common stock during the put period until it has exercised the put right. Venturepharm’s call right may be exercised twice during the period beginning on the closing of the Sale and ending on the third anniversary of the closing of the Sale. All obligations under the ancillary agreement are subject to compliance with NASDAQ rules and the terms of the Registrant’s private placement completed on December 31, 2007, and the Registrant shall not be obligated to issue any common stock in violation thereof.

Side Letter Agreement. The Registrant entered into a side letter agreement with Venturepharm. Pursuant to this agreement, the Registrant has agreed, effective as of the execution and delivery of the last of the foregoing agreements, to amend its bylaws to remove the applicability of the Virginia Control Share Acquisition Act (see Item 5.03 below), to grant Venturepharm the right to appoint a member to the board of directors of the Registrant, to cooperate with Venturepharm in transferring the Shares, and to make certain representations regarding the Registrant.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Pursuant to the terms of the Sale, as of March 28, 2008, Venturepharm acquired the Shares from PharmAust. This amount represents approximately 39% of the Registrant’s outstanding common stock on a post-transaction basis. Although the Registrant did not issue the Shares to Venturepharm, the Registrant is aware of the Sale and believes it may constitute a change of control of the Registrant.

In connection with this change of control and the Sale, the Registrant has granted Venturepharm the right to appoint one member to the Registrant’s Board of Directors, and has entered into a number of material agreements described in Item 1.01 above.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the closing of the Sale, the Registrant amended its bylaws, effective March 28, 2008. The amendment was not required to be disclosed in a proxy statement. The amendment causes the Registrant to opt out of Virginia’s Control Share Acquisition Act. The Control Share Acquisition Act protects companies from takeovers by causing voting stock to become nonvoting stock if required in a control share acquisition (which is defined as the acquisition of more than one-fifth, one-third, and one-half of the voting stock of a covered corporation). By opting out of the Control Share Acquisition Act, the Registrant effectively permits Venturepharm to vote any of the Shares. Under the bylaws prior to amendment, Venturepharm would have been limited to voting less than 20% of the outstanding shares of the Registrant. The resolution amending the Registrant’s bylaws is reprinted in its entirety below.

WHEREAS Article VI, Section 7 of the Bylaws shall be deleted in its entirety and shall be replaced with the following

Section 7. Control Share Acquisition Statute. In accordance with Section 13.1-728.2 of the Virginia Stock Corporation Act, the Corporation opts out of the Control Share Acquisition Act, Article 14.1 of Title 13.1 of the Code of Virginia.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

10.1	Registration Rights Agreement, dated March 28, 2008, by and between Commonwealth Biotechnologies, Inc. and Venturepharm Laboratories Limited.

10.2	Voting and Lock-Up Agreement, dated March 28, 2008, by and between Commonwealth Biotechnologies, Inc. and Venturepharm Laboratories Limited.

10.3	Ancillary Agreement, dated March 28, 2008, by and between Commonwealth Biotechnologies, Inc. and Venturepharm Laboratories Limited.

10.4	Side Letter Agreement, dated March 28, 2008, by and between Commonwealth Biotechnologies, Inc. and Venturepharm Laboratories Limited.

99.1	Press release, dated April 1, 2008, titled “Venturepharm Laboratories Becomes a Strategic Investor and Joint Venture Partner of Commonwealth Biotechnologies, Inc.”

99.2	Press release, dated April 2, 2008, titled “Exelgen, Ltd., a subsidiary of Commonwealth Biotechnologies, Inc., Announces Two New Major Drug Discovery Collaborations.”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer
Richard J. Freer
Chairman/COO

Dated: April 2, 2008

EXHIBIT INDEX

10.1	Registration Rights Agreement, dated March 28, 2008, by and between Commonwealth Biotechnologies, Inc. and Venturepharm Laboratories Limited.

10.2	Voting and Lock-Up Agreement, dated March 28, 2008, by and between Commonwealth Biotechnologies, Inc. and Venturepharm Laboratories Limited.

10.3	Ancillary Agreement, dated March 28, 2008, by and between Commonwealth Biotechnologies, Inc. and Venturepharm Laboratories Limited.

10.4	Side Letter Agreement, dated March 28, 2008, by and between Commonwealth Biotechnologies, Inc. and Venturepharm Laboratories Limited.

99.1	Press release, dated April 1, 2008, titled “Venturepharm Laboratories Becomes a Strategic Investor and Joint Venture Partner of Commonwealth Biotechnologies, Inc.”

99.2	Press release, dated April 2, 2008, titled “Exelgen, Ltd., a subsidiary of Commonwealth Biotechnologies, Inc., Announces Two New Major Drug Discovery Collaborations.”